Exhibit 1.1

6,624,275 Shares of Common Stock

COMPUCREDIT CORPORATION

UNDERWRITING AGREEMENT

November 17, 2005

BEAR, STEARNS INTERNATIONAL LIMITED

BEAR, STEARNS & CO. INC.

c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies/Gentlemen:

CompuCredit Corporation, a corporation organized and existing under the laws of Georgia (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and loan to the Bear, Stearns International Limited, acting through Bear, Stearns and Co. Inc., as its agent (together “Bear Stearns,” the “Underwriter” or “Representative”) an aggregate of up to 6,624,275 shares (the “Shares”) of its common stock, no par value per share (the “Common Stock”) pursuant to a Share Lending Agreement, dated November 17, 2005 (the “Share Lending Agreement”) between the Company and the Underwriter.  The Shares are more fully described in the Registration Statement and Prospectus referred to below.  Bear, Stearns & Co. Inc. is acting as lead manager (the “Lead Manager”) in connection with the offering and sale of the Shares contemplated herein (the “Offering”).

1.                                       Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriter that:

(a)                                  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-115188), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriter.  The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the “Registration Statement.”  If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.

Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission.  All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement.  No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”).  The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use.  Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.  All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)                                 At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act (“Rule 434”), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective.  No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager specifically for use therein.  The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the material included in paragraph 7 under the caption “Underwriting” in the Prospectus.

(c)                                  Except as otherwise disclosed in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, to minority shareholders of a subsidiary (on a pro rata basis) or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(d)                                 BDO Seidman, LLP, who have expressed their opinion with respect to the annual financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(e)                                  The financial statements incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth in the Prospectus under the caption “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in or incorporated by reference in the Registration Statement and the Prospectus.

(f)                                    Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, in the case of the Company, to enter into and perform its obligations under the Share Lending Agreement and this Agreement.  Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”).  All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as disclosed in the Registration Statement or the Prospectus or as a result of (1) the Loan and Security Agreement by and among Valued Services Acquisitions Company, LLC, Valued Services Intellectual Property Funding, Inc., IGF Credit LLC and the other lenders party thereto, dated June 1, 2004, as amended from time to time, (2) the Pledge and Security Agreement by and between the Company and Columbus Bank and Trust Company dated September 23, 2002 (collectively, the “Pledge Agreements”) and (3) the ownership interests of employees or minority investors in certain subsidiaries.  The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company as defined by Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”).

(g)                                 The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Registration Statement or Prospectus or upon exercise of outstanding options or warrants described in the Registration Statement or Prospectus).  The Common Stock  conforms in all material respects to the description thereof contained in the Prospectus and Registration Statement.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Registration Statement or Prospectus or those issued since September 30, 2005 pursuant to the Company’s benefit and compensation plans described in the Registration Statement or Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus or Registration Statement accurately and fairly presents and summarizes such plans, arrangements, options and rights.

(h)                                 Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by laws, (ii) in default (or, with the giving of notice or lapse of time, would be in default) under (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clause (ii) and (iii) only, except as disclosed in the Registration Statement or the Prospectus and except for such Defaults or violations as are as would not, individually or in the aggregate, have a Material Adverse Effect.

(i)                                     The Company’s execution, delivery and performance of this Agreement and the Share Lending Agreement and consummation of the transactions contemplated thereby and by the Registration Statement and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the charter or by laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, regulation, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having  jurisdiction over the Company or any of its subsidiaries or any of its or their properties.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or the Share Lending Agreement and consummation of the transactions contemplated thereby and by the Registration Statement and the Prospectus, except (i) with respect to the transactions contemplated by the Resale Registration Rights Agreement, dated the Closing Date between the Company and the Underwriter (the “Registration Rights Agreement”), as may be required under the Securities Act, the Trust Indenture Act and the Rules and Regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the “NASD”) and (iii) the listing of the Shares on the Nasdaq National Market.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(j)                                     There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the Share Lending Agreement or the issuance or sale by the Company of the Shares.

(k)                                  Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or the Share Lending Agreement.

(l)                                     No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, that would have a Material Adverse Effect.

(m)                               The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted.  No party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company.  There is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company.  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim.  To the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim.  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(n)                                 The Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for such licenses, certificates, authorizations or permits with respect to which, singly or in the aggregate, the failure to possess would not have a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(o)                                 Except as disclosed in the Registration Statement and the Prospectus and except for the security interests, liens or encumbrances created by the Pledge Agreements, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not, singly or in the aggregate, materially and adversely affect the value of such property and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(p)                                 The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner except to the extent extensions have been obtained, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, and for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings.  The Company has made appropriate provisions in the financial statements included or incorporated by reference in the Registration Statement and the Prospectus in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(q)                                 The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and, after the offering and loan of the Shares to the Underwriter, will not be, required to register as an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(r)                                    The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(s)                                  Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes.  All policies of insurance and fidelity or surety bonds insuring the

Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(t)                                    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement and the Prospectus and except as provided in the Pledge Agreements and pursuant to the asset securitization documents entered into in connection with the acquisition of Wells Fargo Financial’s Consumer Auto Receivables business unit.

(u)                                 The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other security of the Company to facilitate the sale of the Shares.  The Company acknowledges that the Underwriter may engage in passive market making transactions in the Common Stock on the NASDAQ National Market (“NASDAQ”) in accordance with Regulation M under the Exchange Act.

(v)                                 There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement and the Prospectus (including through incorporation by reference) which have not been described as required.

(w)                               Except as disclosed in the Registration Statement and the Prospectus and except for issuances of the Shares pursuant to the Share Lending Agreement and the purchase agreement between the Company and the Underwriter, dated of even date herewith (the “Purchase Agreement”), the Company has not sold or issued any shares of Common Stock, any security convertible into shares of Common Stock or any security of the same class as the Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or under Regulations D or S of the Securities Act, other than shares issued pursuant to the Company’s stock plans which are disclosed in the Registration Statement and the Prospectus or pursuant to outstanding options, rights or warrants.

(x)                                   Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary acting on behalf of the Company or its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

(y)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z)                                   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aa)                            Except as otherwise disclosed in the Registration Statement and the Prospectus (i)  neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity received by the Company alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably would result in a violation of any Environmental Law by the Company or its subsidiaries, require expenditures to be incurred by the Company or its subsidiaries pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(bb)                          None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or its subsidiaries that would have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its subsidiaries that would have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or its subsidiaries related to their employment that would have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

(cc)                            There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(dd)                          There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families, except as disclosed in the Registration Statement and the Prospectus.

(ee)                            There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff)                                The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)                          Except as disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh)                          Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Bear, Stearns & Co. Inc. or of any other Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Common Shares hereunder to repay any outstanding debt owed to any affiliate of Bear, Stearns & Co. Inc. or of any other Underwriter.

(ii)                                  All terms of the Aspire Visa accounts and cardholder agreements, and all solicitation materials and other documents, materials and agreements supplied or communicated by or on behalf of the Company in any form to cardholders or persons solicited by or on behalf of the Company to become cardholders and the policies and procedures of the Company (and any person acting on its behalf) relating to servicing and collections in connection with the Aspire VISA accounts comply and will comply in all material respects with all applicable laws and regulations and all applicable rules and regulations of VISA, U.S.A., Inc.

(jj)                                  Except as disclosed in the Registration Statement and the Prospectus or as provided in the Registration Rights Agreement dated January 30, 2004 between Merrill Lynch Mortgage Capital, Inc. and the Company (the “Merrill Lynch Registration Rights Agreement”) and the Resale Registration Rights Agreement dated May 27, 2005 between in connection with the issuance of the Company’s 3.625% Convertible Notes due 2025 (the “3.625% Resale Registration Rights Agreement”), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to a registration statement.  Other than the Merrill Lynch Registration Rights Agreement and the 3.625% Resale Registration Rights Agreement, all such rights to require the Company to include securities with the Shares registered pursuant to a registration statement have been validly waived or otherwise satisfied pursuant to the terms of any such agreement or understanding.

(kk)                            The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing.

(ll)                                  The conditions for use of Form S-3 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2.                                       Issuance, Loan and Delivery of the Shares.

(a)                                  On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth and in the Share Lending Agreement, the Company agrees to issue and loan to the Underwriter and the Underwriter agrees to borrow (subject to return to the Company in accordance with the terms of the Share Lending Agreement) from the Company for a fee of $0.001 per share (the “Fee”) the Shares.

(b)                                 Payment of the Fee for, and delivery of certificates representing, the Shares shall be made at the office of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103 (“Underwriter’s Counsel”), or at such other place as shall be agreed upon by the Lead Manager and the Company, at 10:00 A.M., New York City time, on the third or (as permitted under Rule 15c6-1 under the Exchange Act) fourth business day following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A under the Securities Act, the third or (as permitted under Rule 15c6-1 under the Exchange Act) fourth business day after the determination of the public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by the Lead Manager and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment of the Fee for the Shares shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates for the Shares to the Underwriter through the facilities of The Depository Trust Company for the account of the Underwriter.  Certificates for the Shares shall be registered in such name or names and shall be in such denominations as the Lead Manager may request at least two business days before the

Closing Date.  The Company will permit the Lead Manager to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

3.                                       Lending.  Upon authorization of the release of the Shares by the Lead Manager, the Underwriter proposes to loan the Shares to an affiliate of the Underwriter upon the terms and conditions set forth in the Prospectus and the Share Lending Agreement.

4.                                       Covenants of the Company.  The Company covenants and agrees with the Underwriter that:

(a)                                  The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Lead Manager of such timely filing.  If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434, and the Prospectus shall not be “materially different” (as such term is used in Rule 434) from the Prospectus included in the Registration Statement at the time it became effective.

The Company will notify you immediately (and, if requested by the Lead Manager, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall use reasonable efforts to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose.  If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.  The Company will not file  any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Lead Manager shall reasonably object in writing after being timely furnished in advance a copy thereof.  The Company will provide the Lead Manager with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Lead Manager a reasonable opportunity to review and comment thereon.

(b)                                 The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus.  If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission, subject to Section 4(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Lead Manager) which will correct such statement or omission or which will effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c)                                  The Company will promptly deliver to each of you and Underwriter’s Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing.  The Company will promptly deliver to the Underwriter such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request.  Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriter with copies of the Prospectus in New York City in such quantities as you may reasonably request.

(d)                                 The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriter in accordance with Rule 430 and Section 5(b) of the Securities Act.

(e)                                  The Company will use its reasonable best efforts, in cooperation with the Lead Manager, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Lead Manager may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(f)                                    The Company (in form and in a manner complying with the provisions of Rule 158 under the Securities Act) will make generally available to its security holders and to the Underwriter as soon as practicable, but in any event not later than 45 days after the close of the period covered thereby, an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158), covering a period of 12 months beginning after the effective date of the Registration Statement, which 12-month period shall begin not later than the first day of the Company’s fiscal quarter next following such effective date.

(g)                                 During the period of two years after the Closing Date the Company will furnish to the Lead Manager at 383 Madison Avenue, New York, NY 10179, Attention: Ken Masotti as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock, other than materials filed with the Commission.

(h)                                 Other than the Fee, the Company will not receive any proceeds from the loan of the Shares as set forth under the caption “Use of Proceeds” in the Prospectus.

(i)                                     The Company will use its reasonable best efforts to have the Shares approved by the NASDAQ for quotation.

(j)                                     The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(k)                                  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(l)                                     Prior to the Closing Date, the Company will furnish to the Lead Manager, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing or incorporated by reference in the Prospectus.

(m)                               The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities.

5.                                       Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii)  all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriter, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, any Preliminary Prospectus and the Prospectus, all amendments and supplements thereto and this Agreement and the Share Lending Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii)  the expenses of the Company and the Underwriter in connection with the marketing and offering of the Shares and (viii) the fees and expenses associated with including the Shares on the NASDAQ.  Except as provided in this Section 5, Section 7, Section 8 and Section 11 hereof, the Underwriter shall pay their own expenses, including the fees and disbursements of their counsel.

6.                                       Conditions of Underwriter’s Obligations.  The obligations of the Underwriter to borrow and pay for the Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 “Closing Date” shall refer to the Closing Date for the Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriter’s Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a)                                  The Registration Statement shall have become effective and all necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Lead Manager; if the Company shall have elected to rely upon Rule 430A or Rule 434 under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b)                                 On the date hereof, the Representative shall have received from BDO Seidman, LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to  the Underwriter, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and Prospectus.

(c)                                  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)                                     in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)                                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries or in the ratings outlook for the Company and its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)                                 On the Closing Date, the Representative shall have received the favorable opinions, each dated as of such Closing Date, of: (1) Troutman Sanders LLP, Atlanta, Georgia, counsel for the Company, providing the opinions contained in paragraphs (i), (ii), (iii) (as to Georgia subsidiaries only), (v), (vi), (vii), (viii), (ix), (x), (xii), (xiii), (other than clause (ii) as it relates to subsidiaries and other than clause (iii) thereof), (xiv) and (xvii) and the statement contained in the second to last paragraph of Exhibit A; (2) Lionel Sawyer & Collins, Nevada local counsel for the Company, providing the opinions contained in paragraph (iii) (as to Nevada subsidiaries only) of Exhibit A; (3) Rohit H. Kirpalani, general counsel of the Company, providing the opinions contained in paragraphs (iv), (xi), (xiii) (solely with respect to clause (ii) as it relates to subsidiaries and clause (iii) thereof), (xv) and (xvi) and the statement contained in the second to last paragraph of Exhibit A; and (4) Dreher Langer & Tomkies LLP, regulatory counsel for the Company, providing the opinions contained in paragraphs (xi) (with respect to any court or other governmental or regulatory authority or agency), (xv) (but qualified to the best of such counsel’s knowledge) and (xvi) and, solely with respect to regulatory matters, the statement contained in the second to last paragraph of Exhibit A.

(e)                                  On the Closing Date, the Representative shall have received the favorable opinions of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriter and Latham & Watkins LLP, special counsel to the Underwriter, dated as of such Closing Date, in form and substance satisfactory to the Lead Manager.

(f)                                    On the Closing Date the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Company, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement and Prospectus, any amendments or supplements to the Registration Statement or Prospectus, this Agreement and the Share Lending Agreement, to the effect set forth in subsection (c)(ii) of this Section 6, and further to the effect that:

(i)                                     for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii)                                  the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)                               the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(g)                                 On the Closing Date, the Representative shall have received from BDO Seidman, LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h)                                 The Company shall have executed and delivered an indenture and Registration Rights Agreement for its convertible senior notes due 2035 (the “Convertible Senior Notes”), together with related Purchase Agreement, in each case in form and substance reasonably satisfactory to the Representative, such agreements shall be in full force and effect, and the offering memorandum and all other documentation relating to the Convertible Senior Notes offering described in the Prospectus shall be in form and substance reasonably satisfactory to the Representative.

(i)                                     On or before the Closing Date, the Lead Manager and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

7.                                       Indemnification .

(a)                                  The Company agrees to indemnify and hold harmless the Underwriter, its directors, officers and employees and agents, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or (ii) the omission or alleged omission to state in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof a material fact, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse the Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter, its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Lead Manager expressly for use in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Indemnification of the Company, its Directors and Officers.  The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or (ii) the omission or alleged omission to state in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof a material fact necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Lead Manager expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The parties agree that such information provided by or on behalf of the Underwriter through the Lead Manager consists solely of the material referred to in the last sentence of Section 1(b) hereof; and the Underwriter confirms that such statements are correct. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any liability which it may have for contribution or any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), reasonably approved by the indemnifying party (or by the Underwriter in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final, non-appealable, judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) unless the obligation to reimburse such fees and expenses is being reasonably contested by the indemnifying party, such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

8.                                       Contribution.  If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the

Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Underwriter bear to the aggregate initial offering price of the Shares.  The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares borrowed by it and distributed to investors were offered to investors exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

9.                                       Reimbursement of Underwriter’s Expenses.  If this Agreement is terminated by the Representative pursuant to Section 6, or Section 11, or if the loan to the Underwriter of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative in connection with the proposed purchase and the offering and loan of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

10.                                 [Intentionally Omitted]

11.                                 Termination.  On or prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the sole judgment of the Representative is material and adverse and makes it impracticable to market the Notes in the manner and on the terms described in the Registration Statement and Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriter pursuant to Sections 5 and 9 hereof or (b)  the Underwriter to the Company.

12.                                 Representations and Indemnities to Survive Delivery.  The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, (ii) acceptance of the Shares and payment for them hereunder or (iii) any termination of this Agreement.

13.                                 Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York  10179

Facsimile:

Attention:

with a copy to:

Orrick, Herrington & Sutcliffe LLP

Washington Harbour

3050 K Street, N.W.

Washington, D.C. 20007

Facsimile:  202-339-8500

Attention:  David S. Katz

If to the Company:

CompuCredit Corporation

245 Perimeter Center Parkway, Suite 600

Atlanta, Georgia  30346

Facsimile:  770-206-6187

Attention:  Rohit H. Kirpalani, General Counsel

with a copy to:

Troutman Sanders LLP

600 Peachtree Street

Suite 5200

Atlanta, Georgia  30308

Facsimile:  404-962-6743

Attention:  W. Brinkley Dickerson, Jr.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

14.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 and Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Shares as such from the Underwriter merely by reason of such purchase.

15.                                 Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.                                 Governing Law Provisions.

(a)                                  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving consideration to the conflicts of law provisions thereof.

(b)                                 Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

17.                                 General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, as required by the Securities Act and the Exchange Act.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

COMPUCREDIT CORPORATION

		By:	/s/ William McCamey
Name: William McCamey
Title: Treasurer

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By:	/s/ Paul S. Rosica
Name: Paul S. Rosica
Title: Senior Managing Director

BEAR, STEARNS, INTERNATIONAL LIMITED

By:	/s/ James Kern
Name: James Kern
Title: Senior Managing Director

ANNEX A – SIGNIFICANT SUBSIDIARIES

Name	Jurisdiction of Organization	Percentage Ownership	Parent

CompuCredit Funding Corp.	Nevada	100%	CompuCredit Corporation

CompuCredit Services Corporation	Nevada	100%	CompuCredit Corporation

Embarcadero Holdings, LLC	Delaware	62.5%	CompuCredit Services Corporation

Embarcadero, LLC	Nevada	100%	Embarcadero Holdings, LLC

CompuCredit Acquisitions Corporation III	Nevada	100%	CompuCredit Corporation

Fingerhut Receivables, Inc.	Delaware	100%	CompuCredit Acquisitions Corporation III

Jefferson Capital Systems, LLC	Georgia	100%	CompuCredit Corporation

Valued Services Intellectual Property Holdings, Inc.	Georgia	95%	CompuCredit Corporation

Valued Services Intellectual Property Funding, Inc.	Georgia	100%	Valued Services Intellectual Property Holdings, Inc.

Valued Services Intellectual Property Management, Inc.	Nevada	100%	Valued Services Intellectual Property Funding, Inc.

EXHIBIT A

Form of Opinion of Counsel for the Company

Opinion of counsel for the Company to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

References to the Registration Statement and the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia.

(ii)                                  The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Share Lending Agreement and the Underwriting Agreement.

(iii)                               Each Significant Subsidiary of the Company has been duly organized and is validly existing as a corporation or limited liability company, as the case may be in good standing under the laws of the jurisdiction of its organization, has corporate or company power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

(iv)                              All of the issued and outstanding capital stock of each such Significant Subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim, except as disclosed in the Registration Statement and the Prospectus, or as a result of (1) the Loan and Security Agreement by and among Valued Services Acquisitions Company, LLC, Valued Services Intellectual Property Funding, Inc., IGF Credit LLC and the other lenders party thereto, dated June 1, 2004, as amended from time to time, (2) the Pledge and Security Agreement by and between the Company and Columbus Bank and Trust Company dated September 23, 2002 (collectively, the “Pledge Agreements”) or (3) the ownership interests of employees or minority investors in certain subsidiaries.

(v)                                 The Company’s authorized capitalization is as set forth in the Prospectus.  The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conforms to the descriptions thereof set forth or incorporated by reference in the Registration Statement and the Prospectus

(vi)                              The Underwriting Agreement and the Share Lending Agreement have been duly authorized, executed and delivered by the Company.

(vii)                           The shares of Common Stock when issued in accordance with the Underwriting Agreement and Share Lending Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights under the charter or by-laws of the Company, or to the best knowledge of such counsel, otherwise.

(viii)                        No shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the Business Corporation Code of the State of Georgia or (ii)  to the best knowledge of such counsel, otherwise.

(ix)                                Each periodic report and Proxy Statement filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

(x)                                   The statements in the Registration Statement and the Prospectus under the headings “Description of Capital Stock” and Item 15 of Part II of the Registration Statement, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xi)                                The statements in the Prospectus under the headings “Risk Factors – We Operate in a Heavily Regulated Industry” and the statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2004 contained under the heading “Item 1 – Business – Consumer and Debtor Protection Laws and Regulations” and “Item 3, Legal Proceedings” in such Form 10-K, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xii)                             No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution and delivery of, and performance of the Company’s obligations under, the Share Lending Agreement, or the Underwriting Agreement or the consummation of the transactions contemplated thereby, except as required under the Securities Act, the Exchange Act, applicable state securities or blue sky laws and from the NASD.

(xiii)                          The execution and delivery of, and performance of the Company’s obligations under, this Agreement and the Share Lending Agreement or the consummation of the transactions contemplated thereby: (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary; (iii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any document or agreement filed as an Exhibit to the Annual Report of the Company for the year ended December 31, 2004; or (iv) will not result in any violation of any statute, law, rule, or regulation or, to the best knowledge of such counsel, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties (other

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than, for purposes of this clause (iv), the performance by the Company of its obligations under the indemnification sections of the Underwriting Agreement and Share Lending Agreement, as to which no opinion need be rendered).

(xiv)                         The Company is not, and after the offering and sale of Shares as described in the Registration Statement and Prospectus will not be, an “investment company” within the meaning of Investment Company Act.

(xv)                            All terms of the Aspire Visa accounts and cardholder agreements, and all solicitation materials and other documents, materials and agreements supplied or communicated by or on behalf of the Company in any form to cardholders or persons solicited by or on behalf of the Company to become cardholders and the policies and procedures of the Company (and any person acting on its behalf) relating to servicing and collections in connection with the Aspire VISA accounts comply in all material respects with all applicable laws and regulations and all applicable rules and regulations of VISA, U.S.A., Inc.

(xvi)                         Except as disclosed in the Registration Statement and the Prospectus, after due inquiry, such counsel does not know of any legal or governmental actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(xvii)                      The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) and Rule 430A under the Securities Act have been made.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or the Prospectus or any amendments thereto, as of its date or at the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data derived therefrom, included or incorporated by reference in the Registration Statement or any amendments or supplements thereto).

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In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the law of the State of Georgia, the law of the State of New York, the law of the state of Nevada or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be satisfactory in form and substance to the Underwriter, shall expressly state that the Underwriter may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter; provided, however, that such counsel shall further state that they believe that they and the Underwriter are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

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